UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2013
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (281) 949-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2013 annual meeting of the stockholders of Forum Energy Technologies, Inc. (the "Company") was held on May 17, 2013. Matters voted on at the annual meeting and the results thereof were as follows:

1.
Election of Directors. The following individuals were elected as Class I directors to the Company's Board of Directors for a term of three years, each to serve until the annual meeting of stockholders in 2016 or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
C. Christopher Gaut	77,784,237	5,815,092	3,771,968
David C. Baldwin	78,274,943	5,324,386	3,771,968
Franklin Myers	78,784,929	4,814,400	3,771,968

2.	Approval of Executive Compensation, by Non-binding Vote. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes Cast
For	69,309,848
Against	14,285,611
Abstentions	3,870
Broker Non-Votes	3,771,968

3.
Frequency of Non-Binding Vote on Executive Compensation. The proposal on the frequency with which the Company will hold an advisory vote on the compensation of its named executive officers, or “say-on-pay” votes, received the following votes:

Votes Cast
1 Year	81,997,585
2 Years	28,091
3 Years	1,573,342
Abstentions	311

Consistent with the Board of Directors’ recommendation in the Proxy Statement and the voting results, the Company intends to hold future advisory say-on-pay votes every year.

4.	Approval of Employee Stock Purchase Plan. Stockholders approved the adoption of the Employee Stock Purchase Plan:

Votes Cast
For	83,440,978
Against	158,135
Abstentions	216
Broker Non-Votes	3,771,968

5.	Ratification of Auditors. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013:

Votes Cast
For	87,236,007
Against	135,290
Abstentions	—
Broker Non-Votes	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013	FORUM ENERGY TECHNOLOGIES, INC.
/s/ James L. McCulloch
James L. McCulloch
Senior Vice President, General Counsel and Secretary